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                                                                   Exhibit 10.55

                          NON-RECOURSE PROMISSORY NOTE

$400,000.00                                                   New York, New York
                                                              March 7, 2002

     FOR VALUE RECEIVED, Mark Chernis ("Chernis"), an individual residing at 101 West 90th Street, New York, NY 10024, hereby promises to pay to the order of The Princeton Review, Inc., a Delaware corporation ("TPR"), on a non-recourse basis, the principal sum of Four Hundred Thousand Dollars ($400,000.00), payable in four consecutive, equal annual installments with the first payment to be made on the earlier to occur of (a) the fourth anniversary of the Funding Date (as defined in the Letter Agreement, dated as of November 27, 2001, by and between Chernis and TPR) and (b) the date 60 days from the date Chernis's employment with TPR or an affiliate of TPR terminates for Cause (as defined in the current Executive Compensation Policy Statement) (either (a) or (b), as applicable, the "Maturity Date"). The second, third and fourth annual installments will be payable by Chernis to TPR on the second, third and fourth anniversaries of the Maturity Date, respectively (each an "Anniversary"); provided that TPR will give Chernis 30-days' written notice in advance of the Maturity Date and any Anniversary. This Note is executed contemporaneously with the disbursement of the funds hereunder by TPR to Chernis, which shall in no event be more than 10 days after the receipt by TPR of a request for such funds by Chernis in substantially the form attached hereto as Exhibit A..

     Chernis also promises to pay interest on the outstanding principal sum hereof (computed on the basis of the actual number of days elapsed over a year of 365 days) plus accrued interest at an annual rate equal to seven and three tenths percent (7.3%), compounded annually on the unpaid amount of principal and accrued interest, from the date funds are first received by Chernis hereunder until the date the balance hereof is paid in full. Accrued interest shall first be payable on the Maturity Date or, if earlier, upon the occurrence of an Event of Default (as hereinafter defined). Except after proper notice hereunder of the occurrence of an Event of Default after which all interest shall be immediately due and payable, the accrued interest hereunder shall be paid on the same four consecutive dates as the principal is due, beginning on the Maturity Date in equal annual installments (based upon a level amortization of all interest payments due hereunder).

     The principal sum hereof, together with all interest thereon, shall be payable to TPR in lawful money of the United States of America at TPR's address for notice set forth in this Note or at such location as is specified by TPR to Chernis. The receipt of a check shall not, in itself, constitute payment hereunder unless and until paid in good funds. Whenever any payment on this Note shall be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note.

     The principal amount of this Note, together with all accrued interest thereon, may be voluntarily prepaid by Chernis in whole or in part, at any time and from time to time, without




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premium or penalty. All monies received by TPR from Chernis from time to time hereunder shall be applied first to the payment of all accrued but unpaid interest on the principal amount of this Note, and then to principal. Each payment hereunder will cause an automatic release of the Collateral subject to the Pledge Agreement (as defined below) in an amount equal to the lesser of (i) the percentage amount by which such payment reduces the principal amount of this Note and (ii) the amount which leaves remaining Collateral in place with a Fair Market Value (as determined under the Pledge Agreement, as defined below) on the date of such payment of at least the unpaid amount of principal and interest to be paid hereunder (assuming the scheduled payments as set forth above). Within 10 days after any such automatic release of the Collateral, TPR will deliver to Chernis the share certificates representing the released Collateral.

     This Note is secured by the grant of a security interest pursuant to that certain Pledge and Security Agreement, dated as of November 27, 2001 (the "Pledge Agreement"), by Chernis in favor of TPR. This Note and all Secured Obligations of Chernis (as defined in the Pledge Agreement) shall be non-recourse to Chernis. Notwithstanding any provision hereof or of the Pledge Agreement to the contrary, no deficiency or other judgment for payment of the principal hereof, interest thereon or any other amount payable under this Note or the Pledge Agreement shall be sought or entered by TPR against Chernis in any action to enforce this Note or the Pledge Agreement, provided, however, the foregoing shall not (a) release or impair the lien of the security interest granted in the Pledge Agreement, (b) affect the rights and remedies of TPR under the Pledge Agreement, (c) prejudice the rights of TPR under any other collateral instrument further securing the Secured Obligations, or (d) release Chernis from any liability for fraud, misrepresentation or breach of Section 9 of the Pledge Agreement. If, on the Maturity Date or any Anniversary, the stock of TPR constituting the Collateral may not be sold by Chernis either pursuant to an effective registration statement under the Securities Act of 1933 or the provisions of Rule 144 under that act, Chernis may, by notice to TPR, satisfy all Secured Obligations in full by relinquishing his rights (a) in the Collateral or (b) in that portion of the Collateral (valued at Fair Market Value as of, as applicable, the Maturity Date or the Anniversary, as determined under the Pledge Agreement) necessary to satisfy such obligations with the balance of the Collateral being forthwith assigned, transferred and delivered by TPR to Chernis.

     Chernis hereby represents and warrants that Chernis has full power and authority to execute this Note, that no approvals or consents of any other party are necessary and that this Note is a binding obligation and is enforceable in accordance with its terms. Chernis agrees that his obligations under this Note are unconditional and not subject to deduction, diminution, abatement, counter-claim, defense or set-off for any reason whatsoever.

     Upon the occurrence and during the continuance of any of the events listed below (each, an "Event of Default"), at the option of TPR and in TPR's sole discretion, TPR may, on 30-days' written notice to Chernis, declare all amounts payable pursuant to this Note to be immediately due and payable, both as to principal and interest (unless such Event of Default shall have been waived in writing by TPR, which waiver shall not be deemed to be a waiver of any subsequent Event of Default). Such notice will set forth the total amount due TPR hereunder. The following events shall constitute an Event of Default:


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     A.   Failure of Chernis to pay either the principal or interest on this
          Note, as such payment becomes due and payable whether at maturity, upon acceleration or otherwise;

     B. Violation by Chernis of any representation, warranty or agreement of Chernis contained herein or in the Pledge Agreement; or

     C. In respect of Chernis, (i) a general assignment for the benefit of creditors; (ii) the commencement (voluntary or involuntary) of any proceeding under Title 11 of the U.S. Code or any law of any jurisdiction for the relief, liquidation or rehabilitation of debtors or seeking the appointment of or the taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for him or of or for a substantial part of his assets; (iii) the appointment of or taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for him or of or for a substantial part of his assets; or (iv) the making of any levy on or judicial seizure or attachment of any of the collateral securing the payment of the obligations of Chernis under this Note or of a substantial part of his other assets which is not discharged, released, vacated or fully bonded within five days after such making.

     Upon any Event of Default, Chernis will have 5 business days from the receipt of written notice from TPR to cure such Event of Default, if curable. If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, reasonable and customary costs of collection, including without limitation, reasonable and customary attorneys' fees, and reasonable and customary expenses in connection with the protection or realization of the Collateral securing this Note, incurred by the holder hereof on account of such collection, whether or not suit is filed hereon, together with simple interest thereon at the rate of twelve percent (12%) per annum from the date incurred to the date paid by Chernis may be satisfied only out of Collateral, with no recourse to Chernis, as provided in the Pledge Agreement. Such costs and expenses shall include, without limitation, reasonable and customary costs, expenses and attorneys' fees actually incurred by the holder hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the undersigned, or involving any endorser or guarantor hereof, which in any way affects the exercise by the holder hereof of its rights and remedies under this Note or under the pledge and security agreement securing or pertaining to this Note.

     In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.


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     Any notice, demand, request or other communication which Chernis or TPR may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given and made on the date when signed for or not accepted following deposit in the mail if sent postage prepaid by certified mail, return receipt requested, on the next business day following delivery to the delivery service if sent by a recognized overnight delivery service (with charges prepaid) or when received if delivered by hand. Any such notice, demand, request or communication shall be addressed or delivered as follows, or to such other addresses as the parties may designate by like notice.

     To Chernis:

              Mark Chernis
              101 West 90th Street
              New York, NY  10024

     To TPR:

              The Princeton Review, Inc.
              2315 Broadway
              New York, New York  10024
              Attn: John S. Katzman

              with a copy to:

              Patterson, Belknap, Webb & Tyler LLP
              1133 Avenue of the Americas
              New York, New York  10036
              Attention: Peter J. Schaeffer, Esq.

     Each right, power and remedy of TPR hereunder, now or hereafter existing at law or in equity by state or other applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by TPR of any or all such other rights, powers or remedies. No failure or delay by TPR to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach or default thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or default, or preclude TPR from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date under this Note, TPR shall not be deemed to have waived the right to require payment when due of all other payments due under this Note.

     This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of laws rules thereof). Venue in any action or proceeding arising out of or relating to this Note shall be in any state or federal court sitting in New York, New York, and Chernis hereby irrevocably waives any objection he may have to the laying of venue of any such action or proceeding in any such court and any claim he may have


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that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     IN WITNESS WHEREOF, Chernis has executed and delivered this Note on the date above written.


                                                      /s/ Mark Chernis
                                                      --------------------------
                                                          Mark Chernis


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                                    Exhibit A

                            Form of Request for Funds

                                              ____________, 2002

John Katzman
The Princeton Review, Inc.
2315 Broadway
New York, NY  10024

Dear John:

     In accordance with Section 9 of my Employment Agreement, dated as of April 27, 2000, with The Princeton Review, Inc. (the "Company"), I hereby notify you and the Company that I am requesting a loan from the Company in the amount of $400,000 as of the date hereof. Such loan will be evidenced by and made in accordance with a Promissory Note by me in favor of the Company and a Pledge and Security Agreement to be entered into by me and the Company.


                                                              Very truly yours,


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